Exhibit 31.4

Certification of CFO Pursuant to Exchange Act Rules 13a-14 and 15d-14,
as adopted pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Christopher Richards, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Silver Bull Resources, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: March 4, 2021	By:	/s/ Christopher Richards
Christopher Richards, Chief Financial Officer (Principal Accounting and Financial Officer)